UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 8, 2018

U.S. AUTO PARTS NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16941 Keegan Avenue, Carson, CA 90746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (424) 702-1455

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2018 Compensatory Arrangements of Named Executive Officers

2018 Base Salary

On January 8, 2018, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board ”) of U.S. Auto Parts Network, Inc. (the “Company”), approved an increase in the annual base salary for the Company’s named executive officers, with all such annual base salary increases effective as of the period beginning on January 8, 2018 (the “2018 Base Salaries”). The 2018 Base Salaries are set forth below:

Executive Officer	Title	2018 Base Salary
Aaron Coleman	Chief Executive Officer	$410,000
Neil Watanabe	Chief Financial Officer	$321,491
David Eisler	SVP, Chief Legal and Administrative Officer	$268,004
Roger Hoffmann	Chief Technology Officer	$247,132

2018 Bonus Plan

On January 8, 2018, the Committee adopted the 2018 Bonus Plan under which the Company granted performance-based restricted stock units (“PRSUs”) to the Company’s named executive officers in accordance with the terms of the Company’s 2016 Equity Incentive Plan (the “2016 Plan”). The maximum PRSUs to be earned are set forth below (assuming achievement of the performance metrics described below):

Executive Officer	Title	Maximum PRSUs*
Aaron Coleman	Chief Executive Officer	166,722
Neil Watanabe	Chief Financial Officer	66,700
David Eisler	SVP, Chief Legal and Administrative Officer	55,602
Roger Hoffmann	Chief Technology Officer	44,094

*Represents the target bonus for each named executive officer

Achievement of the Company’s objectives relating to Adjusted EBITDA for the fiscal year ending December 29, 2018 will determine the actual number of PRSUs to be earned. For purposes hereof, “Adjusted EBITDA” shall be defined as income before interest expense, net, income tax provision, depreciation and amortization expense, amortization of intangible assets, plus share-based compensation expense, provided that the Committee may adjust the definition based on one-time adjustments in its sole discretion on the Determination Date. The actual number of PRSUs to be earned will be settled in March 2019 based upon the degree to which the Company achieves the performance metrics, as determined by the Committee; however, none of the PRSUs will be earned unless the Company achieves certain minimum performance metrics.

Each PRSU earned will be settled in one share of the Company’s common stock and shall vest on the Committee’s determination date, subject in each case, to such named executive officer’s service to the Company through such date, provided, however, that if such executive officer is terminated without cause or resigns for good reason (as defined under the PRSU award) prior to the determination date, then the PRSU’s will become fully-vested on the date of such earlier termination or resignation.

The 2018 Bonus Plan also provides that if the Company achieves certain performance metrics relating to Adjusted EBITDA, each named executive officer will also be eligible for a cash bonus award above and beyond such named executive officer’s target bonus (represented in the form of the PRSU grant) in accordance with the terms of the Performance Cash Bonus Award Agreement entered into with the named executive officer.

The foregoing descriptions of the PRSUs and cash bonus awards do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Performance Restricted Stock Unit Award Agreement and form of Performance Cash Bonus Award Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 to this report, respectively.

2018 Long Term Equity Compensation

On January 8, 2018, the Company’s named executive officers were each granted stock options under the 2016 Plan as set forth below, at an exercise price equal to $2.61 per share, the closing price of the Company’s common stock on the date of grant, twenty-five percent of which will vest on the first anniversary of the grant date, and the remainder of which will vest in equal monthly installments thereafter over three years, subject to such executive’s service to the Company through such dates and the terms of such executive’s employment agreement, as applicable. The foregoing description of the stock options do not purport to be complete and is qualified in its entirety by reference to the full text of the form of Option Agreement, which is attached as Exhibit 10.3 to the 8-K report previously filed by the Company on January 26, 2017.

Additionally, on January 8, 2018, the Company’s named executive officers were each granted restricted stock unit awards (the “RSU Awards”) under the 2016 Plan covering the number of shares of the Company’s common stock as set forth below. The RSU Awards represent the right to receive shares of the Company’s common stock only when, and with respect to the number of shares which have vested. Twenty-five percent of the RSU Awards will vest on the first anniversary of the grant date, and the remainder of which will vest in equal quarterly installments thereafter over three years, subject in each case, to the executive’s continued service to the Company through such vesting dates, provided, however, that if an executive officer is terminated without cause or resigns for good reason (as defined under the RSU award) prior to the vesting dates, then the RSU Award will become fully-vested on the date of such earlier termination or resignation. The foregoing description of the RSU Award does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Restricted Stock Unit Agreement, which is attached hereto as Exhibit 10.3 to this report.

Executive Officer	Title	Stock Options	RSUs
Aaron Coleman	President and COO	181,280	99,650
Neil Watanabe	Chief Financial Officer	75,630	41,570
David Eisler	SVP, Chief Legal and Administrative Officer	46,380	43,490
Roger Hoffmann	Chief Technology Officer	58,530	32,170

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

10.1	Form of 2018 Performance Restricted Stock Unit Award Agreement under the U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan.
10.2	Form of 2018 Performance Cash Bonus Award Agreement under the U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan.
10.3	Form of 2018 Restricted Stock Unit Agreement under the U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2018	U.S. AUTO PARTS NETWORK, INC.

	By:	/s/ Neil T. Watanabe
Neil T. Watanabe
Chief Financial Officer